EXHIBIT 5.1

              Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to
                the validity of the Common Stock being registered



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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661

June 3, 1998

Board of Directors
Teche Holding Company
211 Willow Street
Franklin, Louisiana  70538

         RE:      Registration Statement on Form S-8:
                  Teche Holding Company 1997 Stock Option Plan
                  Teche Holding Company 1998 Stock Option Plan

Dear Board Members:

         We have acted as special counsel to Teche Holding Company, a State of Louisiana corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 68,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted or which may be granted under the Teche Holding Company 1997 Stock Option Plan and the Teche Holding Company 1998 Stock Option Plan
(collectively the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the exercise of options granted under and in accordance with the terms of the Plans will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is a part of the Registration Statement.

                                      Sincerely,


                                      /s/Malizia, Spidi, Sloane & Fisch, P.C.
                                      Malizia, Spidi, Sloane & Fisch, P.C.
                                      Washington, D.C.